Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-224737, No. 333-210561 and No. 333-200834) of Aeterna Zentaris Inc. of our report dated March 29, 2019 relating to the consolidated financial statements, which appears in this Form 20-F.

"/s/ PricewaterhouseCoopers LLP"

Chartered Professional Accountants, Licenses Public Accountants
Toronto, Ontario, Canada
March 29, 2019

1 CPA auditor, CA, public accountancy permit No. A121191